UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): May 29, 2009


                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

         Florida                       0-11102                   59-1564329
(State or Other Jurisdiction    (Commission File Number)       I.R.S. Employer
     of Incorporation)                                       Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrant's telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure:

     On May 29, 2009, the Registrant through its wholly owned subsidiary, Star brite Distributing, Inc. initiated a law suit against ValvTect alleging false advertising against one of its products.

The following is a Press Release that was published on such date:

     Fort Lauderdale, Florida-based Star brite, manufacturer of Star Tron Enzyme Fuel treatment, has reluctantly filed a Federal lawsuit in the Southern District of Florida against ValvTect Petroleum Products of Northbrook, Illinois. The suit seeks injunctive relief and damages caused by ValvTect's false and misleading claims against Star Tron in ValvTect's Ethanol Gasoline Treatment advertising.

     Star brite CEO Peter Dornau says "We would have preferred to avoid taking this step, but we had no choice given the confusion being spread among consumers by ValvTect with these false and misleading claims. Rather than selling their product on its own merits or customer acceptance, ValvTect attacked a few aspects of Star Tron, a fuel additive that has a very broad functionality, extremely high customer acceptance and strong brand loyalty."

     ValvTect's advertisements and website claim "Industry Tests Proved ValvTect Outperformed Star Tron." However, the results reported are false and are interpreted incorrectly.

     ValvTect hand-picked tests that are conducted at extreme temperatures in excess of 200 degrees F; because Star Tron's enzymes are impaired at temperatures over 200 degrees F. Please note that these temperatures are far in excess of conditions that any recreational boater would ever encounter. However, despite these extreme conditions, when Star brite commissioned Intertek Caleb Brett, one of the nation's leading fuel analysis laboratories, to conduct the same tests, Star Tron actually tied or exceeded ValvTect's product in almost every instance. When Star brite commissioned additional tests and had several of the original tests modified to replicate more realistic conditions, Star Tron readily outperformed ValvTect's product.

     In closing, please note that ValvTect continues to refuse to provide its test data or identify the "independent laboratory" that purportedly conducted their testing. Attached to this message are the real results for the tests reported by ValvTect as well as the additional tests commissioned by Star brite.



     For  more   information,   please   refer  to  the  Star  Tron  website  at
www.startron.com or contact Bill Lindsey, Star brite Vice President of Marketing at (954) 587-6280 or via e-mail at blindsey@starbrite.com

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           Ocean Bio-Chem, Inc.


June 2, 2009                               /s/ Jeffrey S. Barocas
                                           -----------------------------
                                           Jeffrey S. Barocas
                                           Vice President - Finance and
                                           Chief Financial Officer